UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

1901 S. Bascom Avenue, Suite 660
Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On July 19, 2012, Sam M. Auriemma accepted an appointment by the board of directors as a Class II member of our board of directors, to serve as such until the 2013 annual meeting of our shareholders or, if earlier, until his resignation, removal or replacement.

Mr. Auriemma is a veteran financial executive with over 30 years of senior-level experience at a variety of technology companies.

From April 2007 until its acquisition in October 2009 by Symphony Technology Group, a private-equity fund, Mr. Auriemma served as Executive Vice President and Chief Financial Officer of MCS Software.  Since the sale of MCS Software Mr. Auriemma has served part-time as chairman of the board of trustees of CHOC Children’s Foundation and is a member of the board of trustees at St. Mary’s School.  Mr. Auriemma also held executive positions at IBB/FileNet Corporation, Wonderware Corporation, Platinum Technology/Locus Computing Corporation, Distributed Logic Corporation, and Applied Circuit Technology. He is a certified public accountant and holds a BS degree from the University of Southern California.

Concurrently with Mr. Auriemma’s acceptance of our appointment as a director, we granted him options under our 2008 Equity Incentive Plan to purchase up to 700,000 shares of our common stock at an exercise price of $0.15 per share (the closing price on the date of his acceptance). The options are immediately exercisable, will vest in 33 equal monthly installments beginning on November 19, 2012, and will expire on July 19, 2022.  We have the right, should the options be exercised prior to their full vesting, to repurchase the unvested portion of the shares issued upon their exercise at the options’ exercise price upon termination of Mr. Auriemma’s status as a director.

As a non-employee director, Mr. Auriemma will be eligible to be compensated for his attendance at board meetings and to receive periodic stock option grants, and any other benefits available to non-employee directors (pro-rated as appropriate for any periods of service less than a full fiscal year), as further described in Item 11 to our annual report on Form 10-K for the year ended December 31, 2011.  We also entered into our standard non-employee director indemnification agreement with Mr. Auriemma.

Item 8.01. Other Events

We issued a press release on July 26, 2012 announcing the appointment of Sam M. Auriemma as a member of our board of directors.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description

99.1	Press Release issued on July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2012

GRAPHON CORPORATION

By: /s/ Robert Dixon
Name:  Robert Dixon
Title:  Interim Chief Financial Officer